SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 10, 2000
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                           Regency Group Limited, Inc.
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             (Exact name of registrant as specified in its charter)


        NEVADA                           000-26687              88-0416790
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification Number)

7373 E. Doubletree Ranch Road, Suite 200, Scottsdale, Arizona           85258
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (480) 778-9101
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______________________________________________________________________________
         (Former name or former address, if changed since last report.)


ITEM 1. Changes in Control of Registrant.

     None.

ITEM 2. Acquisition or Disposition of Assets.

Regency Group Limited has entered into an agreement to acquire privately held e-River Marketing, Inc., a computer and consumer electronics business to business solutions provider.

E-River Marketing, Inc. is a newly formed conglomerate of the following recently acquired corporation: e-River Marketing Services, Inc. of Oregon, AGA of California, and DealUpdate.com (www.dealupdate.com) Inc. of Arizona. The main offices for Regency and e- River Marketing are located in Scottsdale Arizona, with branch offices maintained in Oregon and California.

Management feels the acquisition of e-River and its five primary operating divisions offer a proven and diversified revenue stream. Regency plans to utilize these core businesses to enhance and extend its existing investments in emerging and promising technologies.

While providing core operational support to the Regency Group and its on-going investments, e- River Marketing will become a wholly owned subsidiary of the Regency Group and will continue to provide the same service ad product solutions to its accounts after the close of the transaction.

The acquisition of e-River Marketing, Inc. is an all stock acquisition consisting of 5,000,000 common restricted shares, and Preferred Stock equivalent to 2,500,000 shares to be issued to the current holders of e-River.

In consideration of the transfer, Regency Group will, in full payment, issue to the shareholders of e-River at the closing, the number of shares of the voting common and preferred stock of Regency Group that equals an exchange ratio of
 .609 shares of Regency for each outstanding share of e-River. The number of shares of Regency Group to be issued shall equal 5,000,000 shares of common stock which represents twenty-five percent (25%) of the issued and outstanding common stock of Regency Group and 2,500,000 shares of voting convertible preferred stock of Regency Group which represents twenty-five percent (25%) of the issued and outstanding preferred stock of Regency Group.

The closing shall take place no later than October 30, 2000 at the offices of Regency Group. At the time of the closing, the parties will execute and file a Plan of Exchange with the Nevada Secretary of State and the transaction shall become effective at the time of filing.

About Regency Group Limited - www.regencygroup.net Regency Group Limited is a resource management firm that offers e-Marketing services and managerial assistance to qualifying high tech companies, particularity those in the broadband, telephony, and dot-com sectors. In some instances Regency will make a financial commitment in these companies.

About e-River Marketing, Inc. - www.erivermarketing.com e-River Marketing, Inc. is a technology based business to business commerce solutions provider. It currently operates five operating divisions falling under, Manufacturing, Distribution, Intermediary Services, Manufacturing Sales Agent Agreements, and Corporate Internet Development.

ITEM 3. Bankruptcy or Receivership.

     None.

ITEM 4. Changes in Registrant's Certifying Accountant.

     None.

ITEM 5. Other Events.

     None.

ITEM 6. Resignations of Registrant's Director's

     None.

ITEM 7. Financial Statements and Exhibits.

     There are no financial statements to be filed. The following is an index of exhibits filed herein.

                                  EXHIBIT INDEX
Exhibit 2                          Agreement and Plan of Reorganization


ITEM 8. Change in Fiscal Year.

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     REGENCY GROUP LIMITED, INC.

                                                          By: /s/ Roberto Filice
                                                          ----------------------
                                                                  Its: President
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                                                            Dated: July 25, 2000
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